UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2022

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400
Stamford
Connecticut	06901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 26, 2022, Noriyuki Yukawa resigned as a member of the Board of Directors (the "Board") of Aircastle Limited (the "Company"). Mr. Yukawa has been a Director of the Company since March 2020 and was also a member of the Audit and Investment Committees of the Board.

Effective September 26, 2022, Keiji Okuno has become a member of the Board as well as the Audit and Investment Committees. Mr. Okuno was nominated to the Board by Mizuho Leasing Company Limited and appointed a Director as set forth in the Company's bye-laws. Prior to joining the Board, Mr. Okuno was Senior Vice President of PNB-Mizuho Leasing & Finance Corporation and also a Director of PNB-Mizuho Equipment & Rental Corporation. From January 2019 to November 2019, Mr. Okuno was Deputy General Manager of Mizuho Leasing Ltd. Prior to joining Mizuho Leasing Co. Ltd., Mr. Okuno had over 15 years at ORIX Group in various roles including Vice President, Global Business Group, Executive Vice President, and Managing Director.

Mr. Okuno will not receive any compensation from the Company for his service as a director.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary
Date: September 27, 2022